Exhibit 99.4

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Introduction

On May 14, 2013, Comstock Resources, Inc. ("Comstock" or the "Company") completed the divestiture of its West Texas oil and gas properties (collectively, the "West Texas Properties").  The West Texas Properties are located in Gaines and Reeves Counties, Texas.  A portion of the West Texas Properties were sold in a transaction which closed on February 28, 2013 for net proceeds of $6.0 million.  The sale of the remaining interests to Rosetta Resources, Inc. closed on May 14, 2013 for net proceeds of $811.3 million.  The Company incurred selling expenses of $8.9 million in connection with the divestiture.  Proceeds from the sale were used to repay the outstanding balance under the Company's bank credit facility and for general corporate purposes.  The sale price on the properties to Rosetta Resources, Inc. is subject to final adjustment to account for any additional revenues or costs attributable to the West Texas Properties after the effective date.  Proved reserves sold totaled approximately 20.3 million barrels of oil and 39 billion cubic feet of natural gas or 26.8 million barrels of oil equivalent as of January 1, 2013, the effective date of the transactions.  Production from the West Texas Properties for the three months ended March 31, 2013 averaged approximately 1,933 barrels of oil per day and 3 million cubic feet of natural gas per day, or approximately 2,431 barrels of oil equivalent per day.

Following are the unaudited pro forma consolidated financial statements of Comstock as of March 31, 2013 and for the year ended December 31, 2012, which give effect to the sale of the West Texas Properties.  The unaudited pro forma consolidated balance sheet as of March 31, 2013 assumes the sale of the West Texas Properties occurred as of that date.  The unaudited pro forma consolidated statement of operations assumes that the sale transaction occurred on January 1, 2012.  The West Texas Properties were acquired by the Company on December 29, 2011 and the results of operations related to these properties were not significant to the Company's 2011 results of operations.  Accordingly, pro forma consolidated statements of operations for the years ended December 31, 2010 and 2011 are not presented.   An unaudited pro forma consolidated statement of operations for the three months ended March 31, 2013 is not provided as the Company reported the results of the West Texas Properties as discontinued operations in its Quarterly Report on Form 10-Q for the three months ended March 31, 2013 filed on May 3, 2013 and accordingly the divestiture had no impact on the financial results of continuing operations.

The pro forma adjustments are based upon available information and assumptions that management of Comstock believes are reasonable.  The pro forma consolidated financial statements do not purport to represent the financial position or results of operations of Comstock which would have occurred had the sale transactions been consummated on the dates indicated or Comstock's financial position or results of operations for any future date or period.  The unaudited pro forma consolidated financial statements and accompanying notes should be read together with the historical consolidated financial statements of the Company included in the Annual Report filed on Form 10-K for the year ended December 31, 2012 and the Quarterly Report filed on Form 10-Q for the three months ended March 31, 2013.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
(Unaudited)

AS OF MARCH 31, 2013

	Historical	Pro Forma Adjustments		Pro Forma
	(in thousands)
ASSETS

Cash and Cash Equivalents	$6,844	$758,998	(a)	$315,842
		(450,000)	(b)
Restricted Cash	38,400	(38,400)	(a)	—
Accounts Receivable:
Oil and gas sales	38,421	—		38,421
Joint interest operations	19,891	—		19,891
Derivative Financial Instruments	2,884	—		2,884
Other Current Assets	4,832	—		4,832
Assets of Discontinued Operations	562,453	(562,453)	(a)	—
Total current assets	673,725	(291,855)		381,870
Property and Equipment:
Unevaluated oil and gas properties	96,527	—		96,527
Oil and gas properties, successful efforts method	3,445,855	—		3,445,855
Other	18,406	—		18,406
Accumulated depreciation, depletion and amortization	(1,630,948)	—		(1,630,948)
Net property and equipment	1,929,840	—		1,929,840
Other Assets	18,942	—		18,942
	$2,622,507	$(291,855)		$2,330,652

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts Payable	$86,547	$—		$86,547
Deferred Income Taxes	1,009	—		1,009
Accrued Liabilities	87,779	(38,400)	(a)	53,632
		4,253	(a)
Liabilities of Discontinued Operations	50,516	(50,516)	(a)	—
Total current liabilities	225,851	(84,663)		141,188
Long-term Debt	1,334,957	(450,000)	(b)	884,957
Deferred Income Taxes	140,798	85,924	(a)	226,722
Reserve for Future Abandonment Costs	16,759	—		16,759
Other Non-Current Liabilities	2,260	—		2,260
Total liabilities	1,720,625	(448,739)		1,271,886
Commitments and Contingencies
Stockholders' Equity:
Common stock – $0.50 par, 75,000,000 shares authorized, 48,303,517 shares outstanding at March 31, 2013	24,152	—		24,152
Additional paid-in capital	480,557	—		480,557
Retained earnings	397,173	156,884	(a)	554,057
Total stockholders' equity	901,882	156,884		1,058,766
	$2,622,507	$(291,855)		$2,330,652

See accompanying notes to unaudited pro forma consolidated financial statements.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

FOR THE YEAR ENDED DECEMBER 31, 2012

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:	(in thousands except per share amounts)
Oil and gas sales	$431,923	$(47,109)	(c)	$384,814
Gain on sale of oil and gas properties	24,271	—		24,271
Total revenues	456,194	(47,109)		409,085

Operating expenses:
Production taxes	14,021	(2,294)	(c)	11,727
Gathering and transportation	27,312	(1,047)	(c)	26,265
Lease operating	60,620	(9,372)	(c)	51,248
Exploration	61,449	—		61,449
Depreciation, depletion and amortization	365,286	(21,428)	(c)	343,858
General and administrative, net	33,798	—		33,798
Impairment of oil and gas properties	25,368	—		25,368
Total operating expenses	587,854	(34,141)		553,713

Operating loss	(131,660)	(12,968)		(144,628)

Other income (expenses):
Gain on sale of marketable securities	26,621	—		26,621
Realized gain from derivatives	9,766	—		9,766
Unrealized gain from derivatives	11,490	—		11,490
Other income	944	—		944
Interest expense	(64,575)	6,669	(c)	(57,906)
Total other income (expenses)	(15,754)	6,669		(9,085)

Loss before income taxes from continuing operations	(147,414)	(6,299)		(153,713)
Benefit from income taxes	47,354	3,280	(c)	50,634
Loss from continuing operations	$(100,060)	$(3,019)		$(103,079)

Loss per share from continuing operations:
Basic	$(2.16)			$(2.22)
Diluted	$(2.16)			$(2.22)

Weighted average shares outstanding:
Basic	46,422			46,422
Diluted	46,422			46,422

See accompanying notes to unaudited pro forma consolidated financial statements.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

 BASIS OF PRESENTATION

On May 14, 2013, Comstock completed the divestiture of the West Texas Properties with the closing of the sale of these properties to Rosetta Resources, Inc. for net proceeds of $811.3 million.  A portion of the West Texas Properties were previously sold in a transaction which closed on February 28, 2013 for net proceeds of $6.0 million.  The Company incurred selling expenses of $8.9 million in connection with the divestiture.  Proceeds from the sale were used to repay the outstanding balance under the Company's bank credit facility and for general corporate purposes.  The sales had an effective date of January 1, 2013 and consequently operating net revenues and capital costs incurred after that date are adjustments to the selling price under the terms of the respective agreements.

The accompanying unaudited consolidated pro forma balance sheet and unaudited pro forma consolidated statement of operations have been prepared to give effect to the divestiture as if it had occurred on March 31, 2013 for the pro forma consolidated balance sheet and on January 1, 2012 for the pro forma consolidated statement of operations for the year ended December 31, 2012.

PRO FORMA ADJUSTMENTS

The accompanying unaudited pro forma consolidated balance sheet as of March 31, 2013 reflects the following adjustments:

(a)	Adjustment to reflect the sales of the West Texas Properties assuming the divestiture occurred on March 31, 2013 providing for:

•
The recognition of the net cash of $759.0 million related to the divestiture comprised of the net sales proceeds of $817.3 million net of the settlement of post effective date revenues and expenditures and transaction costs.

•	The elimination of the historical accounts of the West Texas Properties in the March 31, 2013 consolidated balance sheet.

•
The recognition of the net gain on the sale of the West Texas Properties of $156.9 million, net of income taxes of $90.2 million provided at the Company's estimated combined federal and state tax rate of 36.5%.

•	The recognition of the release of the deposit paid to the Company in connection with the execution of the purchase and sale agreement on March 14, 2013.

(b)	Adjustment to recognize use of the cash proceeds used to repay borrowings under the Company's bank credit facility.

The accompanying unaudited pro forma statement of operations for the year ended December 31, 2012 reflects the following adjustment:

(c)
Adjustment to eliminate revenues, costs and expenses of the West Texas Properties.  Interest expense was allocated to discontinued operations based on the ratio of net assets of discontinued operations to our consolidated net assets plus long-term debt.